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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of National Equipment Services, Inc. of our report dated March 3, 1998, relating to the financial statements of Dragon Rentals (A Wholly Owned Division of The Modern Group, Inc.--A Texas Corporation), which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Lawrence, Blackburn, Meek, Maxey & Co. P.C.

Beaumont, Texas

June 30, 1998